Exhibit 99.B(d)(11)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Ashmore Investment Management Limited

As of March 17, 2003, as amended July 1, 2003, July 1, 2004 and October 7, 2005

SEI INSTITUTIONAL INTERNATIONAL TRUST

Emerging Markets Debt Fund

Emerging Markets Equity Fund

Agreed and Accepted:

SEI Investments Management Corporation	Ashmore Investment Management Limited

By:	By:

/s/Sophia A. Rosala	/s/Tim Davis

Name:	Name:

Sophia A Rosala	Tim Davis

Title:	Title:

Vice President & Assistant Secretary	Head of Legal and Transaction Management

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Ashmore Investment Management Limited

As of March 17, 2003, as amended July 1, 2003, July 1, 2004 and October 7, 2005

Pursuant to Paragraph 6, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional International Trust

Emerging Markets Debt Fund

Emerging Markets Equity Fund

Agreed and Accepted:

SEI Investments Management Corporation	Ashmore Investment Management Limited

By:	By:

/s/ Sophia A. Rosala	/s/Tim Davis

Name:	Name:

Sophia A Rosala	Tim Davis

Title:	Title:

Vice President & Assistant Secretary	Head of Legal and Transaction Management